Linda Decker, VP – Investor Relations Jeffrey Myhre, VP – Editorial

Seven Penn Plaza ▪ New York, NY 10001 ▪ 212-564-4700 ▪ FAX 212-244-3075 ▪ www.plrinvest.com ▪ plrmail@plrinvest.com

Glen Rose Petroleum Corporation
One Energy Square, Suite 200
4925 Greenville Ave.
Dallas, TX 75206

Chip Langston, President & CFO
(214) 800-2663

FOR IMMEDIATE RELEASE

UNITED HERITAGE CORPORATION CHANGES NAME TO
GLEN ROSE PETROLEUM CORPORATION - BEGINS TRADING TODAY
UNDER STOCK SYMBOL “GLRP”

DALLAS, TX, June 17, 2008 — United Heritage Corporation, a public company involved in the development of medium gravity crude oil assets, announced today that it has completed its reincorporation in the State of Delaware under the name of Glen Rose Petroleum Corporation and has begun trading under the NASDAQ symbol GLRP. Please visit our new website at www.glenrosepetroleum.com.

About Glen Rose Petroleum Corporation
Glen Rose Petroleum Corporation, founded in 1981 and based in Dallas, TX, is focused on the development of on-shore oil and gas assets. The company has four leases covering 10,500 acres in the Wardlaw Field located in Edwards County, TX. A report published by J.R. Butler & Co. in 1984 concluded that there is significant oil in place on the property. The oil is categorized as "medium crude", the deposits are in the medium gravity range of heavy oil at 16-20 API gravity. Management believes its acreage has always held substantial oil reserves and is now applying what we believe to be the necessary technology to properly extract the reserves. Some primary oil production has already been established from the field.

Private Securities Litigation Reform Act Safe Harbor Statement: All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as codified in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including any projections of earnings, revenue, cash or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements regarding future economic conditions or performance, statements of belief and any statements of assumptions underlying any of the foregoing. These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include our limited capital resources and limited access to financing and our ability to overcome negative publicity relating to the restatement of our proved reserves. United Heritage Corporation assumes no obligation to update these forward-looking statements to reflect future events or actual outcomes and does not intend to do so.

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